Exhibit 99.1

HCP ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2014

FOURTH QUARTER 2014 AND RECENT HIGHLIGHTS

--     FFO as adjusted and FAD per share increased year-over-year by 4% to $0.79 and 8% to $0.66, respectively; and FFO per share and EPS were $0.70 and $0.43, respectively

--     Achieved year-over-year three-month cash NOI SPP growth of 3.5%

--     Completed $813 million of investment transactions:

--     $630 million (£395 million) for our HC-One debt investment secured by a U.K. care home portfolio

--     $183 million of other investments

--     Executed 1.3 million sq. ft. of leasing in our life science and medical office portfolios; achieved an all-time high occupancy of 95.2% in our life science segment

--     Through February 10, 2015:

--     Raised $933 million of debt, including $333 million (£220 million) from a four-year 1.79% unsecured term loan and $600 million of ten-year 3.4% senior unsecured notes

--     Increased our U.K. HC-One debt investment by $165 million (£108 million) in a follow-on transaction, growing our U.K. investments to over $1 billion (£729 million); expect to convert £174 million into a sale-leaseback transaction of equal value for a portfolio of 36 properties

--     Commenced the first phase of The Cove development project that includes two life science buildings in South San Francisco representing 253,000 sq. ft.

--     HCP and HCR ManorCare have jointly agreed to market for sale certain non-strategic assets that are under the master lease

FULL YEAR 2014 HIGHLIGHTS

--     FFO as adjusted per share increased to $3.04; FAD per share increased to $2.57; and FFO per share and EPS were $3.00 and $2.00, respectively

--     Achieved year-over-year cash NOI SPP growth of 3.3%, the 6th consecutive year exceeding 3.0%

--     Completed $2.1 billion of investments, which included:

--   $777 million (£483 million) in the U.K.

--   $588 million for our 49% interest in the industry’s largest CCRC joint venture managed by Brookdale

--     Closed the Brookdale Transaction, which included the cancellation of tenant purchase options related to $1.3 billion of our senior housing properties

--     Executed 3.9 million sq. ft. of leasing in our life science and medical office portfolios

--     Increased our revolving line of credit facility to $2 billion, with improved pricing and extended term

--     Raised $2.1 billion of debt at an average rate of 3.5% during 2014 and through February 10, 2015

--     Named as the Global Leader for the Healthcare Sector by GRESB and named to the CDP S&P 500 Climate Disclosure Leadership Index

2015 OUTLOOK AND DIVIDEND

--     Full year guidance, not including the impact of future acquisitions or dispositions, for FFO per share of $3.14 – $3.20, representing a growth rate of 6%; FFO as adjusted per share of $3.15 – $3.21, representing a growth rate of 5%; FAD per share of $2.73 – $2.79, representing a growth rate of 7%; and EPS of $1.98 – $2.04. Year-over-year growth rates are based on the mid-point of 2015 estimates over their comparable 2014 amounts.

--     Full year guidance for cash NOI SPP growth of 2.75% – 3.75%

--     Increased quarterly cash dividend 3.7% to $0.565 per share, which represents our 30th consecutive year with a dividend increase

--     HCP continues as the only REIT included in the S&P 500 Dividend Aristocrats index

IRVINE, CA, February 10, 2015 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter and year ended December 31, 2014 as follows (in thousands, except per share amounts):

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$324,734	$0.70	$346,018	$0.76	$(0.06)
Other impairments(1)	35,913	0.08	—	—	0.08
Transaction-related items(2)	4,269	0.01	117	—	0.01
Severance-related charges	—	—	870	—	—
FFO as adjusted	$364,916	$0.79	$347,005	$0.76	$0.03
FAD	$304,963	$0.66	$276,946	$0.61	$0.05
Net income	$196,145	$0.43	$292,625	$0.64	$(0.21)

________________________________________

(1)   This impairment relates to a December 2014 charge for our 9.4% equity ownership interest in HCR ManorCare, Inc. (“HCRMC”).

(2)   Transaction-related items were attributable to acquisition and pursuit costs.

In addition to the items above, operating results for the quarter ended December 31, 2013 included the positive impact of $0.01 per share of equity income from an unconsolidated joint venture related to a capital distribution from our interest in a senior housing development project. Net income for the quarters ended December 31, 2014 and 2013 also included net gain on sales of real estate of $3 million and $59 million, respectively.

FULL YEAR COMPARISON

	Year Ended December 31, 2014		Year Ended December 31, 2013		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$1,381,634	$3.00	$1,349,264	$2.95	$0.05
Other impairments	35,913	0.08	—	—	0.08
Transaction-related items(1)	(18,856)	(0.04)	6,191	0.01	(0.05)
Severance-related charges(2)	—	—	27,244	0.06	(0.06)
FFO as adjusted	$1,398,691	$3.04	$1,382,699	$3.02	$0.02
FAD	$1,178,822	$2.57	$1,158,082	$2.54	$0.03
Net income	$919,796	$2.00	$969,103	$2.13	$(0.13)

________________________________________

(1)   Transaction-related items in 2014 were attributable to the positive impact resulting from the previously announced transaction with Brookdale Senior Living, which closed in August 2014 (the “Brookdale Transaction”), partially offset by acquisition and pursuit costs. Amounts in 2013 were attributable to acquisition and pursuit costs.

(2)   Severance-related charges were attributable to the 2013 termination of our former chief executive officer.

In addition to the items above, 2013 operating results included the positive impact of: (i) $0.05 per share of interest income from the par payoff of our Barchester debt investments; (ii) $0.02 per share related to gain on sales of marketable securities; and (iii) $0.01 per share of equity income from a senior housing development project; partially offset by a $0.02 per share charge resulting from an adjustment to non-cash rents, primarily in our hospital segment. Net income for the years ended December 31, 2014 and 2013 also included net gain on sales of real estate of $31 million and $68 million, respectively.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” and “Funds Available for Distribution” sections of this release for additional information regarding these non-GAAP financial measures.

FOURTH QUARTER AND RECENT HIGHLIGHTS

HC-ONE DEBT INVESTMENT IN U.K.

In November 2014, we were the lead investor in the financing for Formation Capital and Safanad’s acquisition of NHP, a company that, at closing, owned 273 nursing and residential care homes representing over 12,500 beds in the U.K. principally operated by HC-One. We provided a loan facility (the “Facility”) totaling $630 million (£395 million), secured by substantially all of NHP’s assets, with £363 million drawn at closing. The HC-One Facility has a five-year term and is projected to achieve a blended 8.2% yield-to-maturity.

In February 2015, we increased our HC-One Facility by $165 million (£108 million) to $795 million (£502 million), in conjunction with HC-One’s acquisition of Meridian Healthcare. Under the terms of the amended HC-One Facility, by the end of the first quarter 2015, we expect to convert £174 million of our HC-One Facility into a sale-leaseback transaction of equal value for 36 properties with an initial lease yield of 7.3%.

OTHER INVESTMENT TRANSACTIONS

During the quarter ended December 31, 2014, we acquired three U.K. care homes leased to Maria Mallaband Care Group for $20 million (£12 million) and three medical office buildings for $51 million. In addition, we funded $112 million for construction and other capital projects, primarily in our life science, medical office and senior housing segments.

In February 2015, we began construction on the first phase of The Cove at Oyster Point, a life science development in South San Francisco. The first phase includes two buildings totaling 253,000 sq. ft. that are expected to be completed in the third quarter of 2016.

FINANCING ACTIVITIES

In January 2015, we issued $600 million of 3.4% senior unsecured notes due 2025. The notes were priced at 99.185% of the principal amount with a yield-to-maturity of 3.497%; net proceeds were used to repay the entire $105 million U.S. dollar amount outstanding on our revolving credit facility at closing. We intend to use the remaining proceeds to repay $400 million of unsecured notes maturing in March and June 2015 and for general corporate purposes.

Also in January 2015, we completed a $333 million (£220 million) four-year unsecured term loan that accrues interest at GBP LIBOR plus 0.975%, subject to adjustments based on our credit ratings. Concurrently, we entered into a three-year interest rate swap agreement that effectively fixes the rate of the term loan at 1.79%. Proceeds from this term loan were used to repay £220 million of the GBP balance drawn on our revolving credit facility to fund the aforementioned November 2014 HC-One debt investment.

LIFE SCIENCE AND MEDICAL OFFICE LEASING HIGHLIGHTS

During the fourth quarter, we completed 1.3 million sq. ft. of leasing in our life science and medical office segments, consisting of 900,000 sq. ft. of renewals and 400,000 sq. ft. of new leases. Significant new leasing transactions include:

•      15-year lease with the University of California, Davis for the entire 92,000 sq. ft. medical office redevelopment project in Sacramento, California

•      7-year lease with a biotechnology company for a 30,000 sq. ft. building in South San Francisco, California.  HCP will invest $13 million to reposition the life science building to a first class lab facility

•      10-year, 72,000 sq. ft. lease for 86% of a recently redeveloped medical office building in San Diego, California

At December 31, 2014, life science occupancy achieved another all-time high for the segment at 95.2%, representing an increase of 280 bps over 2013; medical office occupancy was 90.8%.

In January 2015, we executed a 7-year lease with a biotechnology company for an entire 42,000 sq. ft. building in our Redwood City, California campus.

SUSTAINABILITY

During the fourth quarter, Building Owners and Managers Association (“BOMA”) International presented four of our medical office buildings with The Outstanding Building of the Year (“TOBY”) award in their respective locations. Additionally, we contributed to educational and charitable organizations in partnership with our employees, tenants and peers, including: (i) contributions to the University of California, Irvine Institute for Memory Impairment and Neurological Disorders (“UCI MIND”) to advance Alzheimer’s research, and (ii) participation in the Walk to End Alzheimer’s, one of the nation’s largest events to raise awareness and funds for Alzheimer’s care, support and research.

In 2014, HCP was named the Global Leader for the Healthcare Sector by the Global Real Estate Sustainability Benchmark (GRESB); this is the third consecutive year that HCP ranked 1st among all survey respondents within its sector. HCP was ranked 2nd for environmental performance in the real estate industry by the 2014 Newsweek Green Rankings. Additionally, HCP was named to the CDP S&P 500 Climate Disclosure Leadership Index and was named to the Dow Jones Sustainability Index North America for the second consecutive year and the FTSE4Good Index for the third consecutive year. Through December 31, 2014, we have a total of 149 ENERGY STAR and 10 LEED certifications. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.

DIVIDEND

On January 29, 2015, our Board of Directors declared a quarterly cash dividend of $0.565 per common share. The dividend will be paid on February 24, 2015 to stockholders of record as of the close of business on February 9, 2015. The annualized distribution rate per share for 2015 increased 3.7% to $2.26, compared to $2.18 for 2014, which represents the 30th consecutive year with a dividend increase. HCP continues as the only REIT included in the S&P 500 Dividend Aristocrats index.

2015 OUTLOOK

We expect 2015 FFO per share to range between $3.14 and $3.20, representing a growth rate of 6%; FFO as adjusted per share to range between $3.15 and $3.21, representing a growth rate of 5%; FAD per share to range between $2.73 and $2.79, representing a growth rate of 7%; and EPS to range between $1.98 and $2.04. These estimates do not reflect the potential impact of future acquisitions or dispositions, and year-over-year growth rates are based on the mid-point of 2015 estimates over their comparable 2014 amounts. Refer to the “Projected Future Operations” section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, February 10, 2015 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2014. The conference call is accessible by dialing (877) 363-5049 (U.S.) or (760) 536-8594 (International). The participant passcode is 64143355. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through February 25, 2015, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 64143355. The Company’s supplemental information package for the current period is available with the earnings release on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 30 consecutive years; (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is a global leader in sustainability as a member of the CDP, Dow Jones and FTSE4Good sustainability leadership indices, as well as the GRESB Global Healthcare Sector Leader. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations with respect to (i) net income, FFO, FFO as adjusted and FAD applicable to common shares on a diluted basis for the full year of 2015; (ii) cash NOI SPP growth in 2015; and (iii) the payment of the quarterly cash dividend. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant portion of our revenues; the financial weakness of tenants and operators, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and/or operators’ leases; the ability of our tenants and operators to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; the risk that we may not be able to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on United States (“U.S.”) government debt securities or default or delay in payment by the U.S. of its obligations; our ability to manage our indebtedness level and changes in the terms of such indebtedness; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

949-407-0400

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Real estate:
Buildings and improvements	$10,972,973	$10,544,110
Development costs and construction in progress	275,233	225,869
Land	1,889,438	1,822,862
Accumulated depreciation and amortization	(2,250,757)	(1,965,592)
Net real estate	10,886,887	10,627,249

Net investment in direct financing leases	7,280,334	7,153,399
Loans receivable, net	906,961	366,001
Investments in and advances to unconsolidated joint ventures	605,448	196,576
Accounts receivable, net of allowance of $3,785 and $1,529, respectively	36,339	27,494
Cash and cash equivalents	183,810	300,556
Restricted cash	48,976	37,229
Intangible assets, net	481,013	489,842
Real estate assets held for sale, net	—	9,819
Other assets, net	940,172	867,705

Total assets	$21,369,940	$20,075,870

Liabilities and equity
Bank line of credit	$838,516	$—
Term loan	213,610	226,858
Senior unsecured notes	7,626,194	6,963,375
Mortgage debt	984,431	1,396,485
Other debt	97,022	74,909
Intangible liabilities, net	84,723	98,810
Accounts payable and accrued liabilities	432,934	318,427
Deferred revenue	95,411	65,872
Total liabilities	10,372,841	9,144,736

Common stock, $1.00 par value: 750,000,000 shares authorized; 459,746,267 and 456,960,648 shares issued and outstanding, respectively	459,746	456,961
Additional paid-in capital	11,431,987	11,334,041
Cumulative dividends in excess of earnings	(1,132,541)	(1,053,215)
Accumulated other comprehensive loss	(23,895)	(14,487)
Total stockholders’ equity	10,735,297	10,723,300

Joint venture partners	73,214	23,729
Non-managing member unitholders	188,588	184,105
Total noncontrolling interests	261,802	207,834

Total equity	10,997,099	10,931,134

Total liabilities and equity	$21,369,940	$20,075,870

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues:
Rental and related revenues	$279,791	$284,673	$1,174,256	$1,128,054
Tenant recoveries	28,821	25,383	110,688	100,649
Resident fees and services	103,760	37,780	241,965	146,288
Income from direct financing leases	167,346	164,472	663,070	636,881
Interest income	23,341	17,548	74,491	86,159
Investment management fee income	469	441	1,809	1,847
Total revenues	603,528	530,297	2,266,279	2,099,878

Costs and expenses:
Interest expense	114,987	109,603	439,742	435,252
Depreciation and amortization	116,499	106,140	459,995	423,312
Operating	130,430	76,292	384,603	298,282
General and administrative	20,141	19,073	82,175	103,042
Acquisition and pursuit costs	3,766	117	17,142	6,191
Total costs and expenses	385,823	311,225	1,383,657	1,266,079

Other income:
Gain on sales of real estate, net of income taxes	3,288	—	3,288	—
Other income, net	1,778	1,184	7,528	18,216
Total other income, net	5,066	1,184	10,816	18,216
Income before income taxes and equity income from and impairment of unconsolidated joint ventures	222,771	220,256	893,438	852,015
Income taxes	2,590	(2,261)	(250)	(5,815)
Equity income from unconsolidated joint ventures	10,182	20,155	49,570	64,433
Impairment of investments in unconsolidated joint ventures	(35,913)	—	(35,913)	—
Income from continuing operations	199,630	238,150	906,845	910,633

Discontinued operations:
Income before impairment losses and gain on sales of real estate, net of income taxes	—	180	1,736	5,879
Impairment losses on real estate	—	(1,372)	—	(1,372)
Gain on sales of real estate, net of income taxes	—	60,681	28,010	69,866
Total discontinued operations	—	59,489	29,746	74,373

Net income	199,630	297,639	936,591	985,006
Noncontrolling interests’ share in earnings	(3,047)	(4,544)	(14,358)	(14,169)
Net income attributable to HCP, Inc.	196,583	293,095	922,233	970,837
Participating securities’ share in earnings	(438)	(470)	(2,437)	(1,734)

Net income applicable to common shares	$196,145	$292,625	$919,796	$969,103

Basic earnings per common share:
Continuing operations	$0.43	$0.51	$1.94	$1.97
Discontinued operations	—	0.13	0.07	0.16
Net income applicable to common shares	$0.43	$0.64	$2.01	$2.13

Diluted earnings per common share:
Continuing operations	$0.43	$0.51	$1.94	$1.97
Discontinued operations	—	0.13	0.06	0.16
Net income applicable to common shares	$0.43	$0.64	$2.00	$2.13

Weighted average shares used to calculate earnings per common share:
Basic	459,333	456,334	458,425	455,002

Diluted	459,752	456,631	458,796	455,702

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$936,591	$985,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	459,995	423,312
Discontinued operations	—	5,862
Amortization of market lease intangibles, net	(949)	(6,646)
Amortization of deferred compensation	21,885	39,980
Amortization of deferred financing costs, net	19,260	18,541
Straight-line rents	(41,032)	(39,587)
Loan and direct financing lease interest accretion	(78,286)	(86,314)
Deferred rental revenues	(1,884)	(2,843)
Equity income from unconsolidated joint ventures	(49,570)	(64,433)
Distributions of earnings from unconsolidated joint ventures	5,045	3,989
Lease termination income, net	(38,001)	—
Gain on sales of real estate	(31,298)	(69,866)
Marketable securities and other gains, net	(2,270)	(10,817)
Impairments	35,913	1,372
Changes in:
Accounts receivable, net	(8,845)	6,656
Other assets	(6,287)	(58,290)
Accounts payable and accrued liabilities	28,354	3,065
Net cash provided by operating activities	1,248,621	1,148,987
Cash flows from investing activities:
Cash used to acquire the CCRC unconsolidated joint venture interest, net	(370,186)	—
Acquisitions of real estate	(503,470)	(64,678)
Development of real estate	(178,513)	(130,317)
Leasing costs and tenant and capital improvements	(71,734)	(64,557)
Proceeds from sales and pending sales of real estate, net	104,557	95,816
Contributions to other unconsolidated joint ventures	(2,935)	—
Distributions in excess of earnings from unconsolidated joint ventures	2,657	14,102
Purchases of marketable debt securities	—	(16,706)
Proceeds from sales of marketable securities	—	28,403
Principal repayments on loans receivable and direct financing leases	119,511	263,445
Investments in loans receivable and other	(600,019)	(322,775)
(Increase) decrease in restricted cash	(11,747)	619
Net cash used in investing activities	(1,511,879)	(196,648)
Cash flows from financing activities:
Net borrowings under bank line of credit	845,190	—
Issuance of senior unsecured notes	1,150,000	800,000
Repayments of senior unsecured notes	(487,000)	(550,000)
Issuance of mortgage and other debt	35,445	6,798
Repayments of mortgage debt	(447,784)	(302,119)
Deferred financing costs	(16,550)	(7,300)
Issuance of common stock and exercise of options	96,592	114,082
Repurchase of common stock	(12,703)	—
Dividends paid on common stock	(1,001,559)	(956,685)
Issuance of noncontrolling interests	4,674	12,472
Purchase of noncontrolling interests	(5,897)	—
Distributions to noncontrolling interests	(15,611)	(17,664)
Net cash provided by (used in) financing activities	144,797	(900,416)
Effect of foreign exchange on cash and cash equivalents	1,715	960
Net increase (decrease) in cash and cash equivalents	(116,746)	52,883
Cash and cash equivalents, beginning of year	300,556	247,673
Cash and cash equivalents, end of year	$183,810	$300,556

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income applicable to common shares	$196,145	292,625	$919,796	$969,103
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	116,499	106,140	459,995	423,312
Discontinued operations	—	1,258	—	5,862
Other depreciation and amortization(2)	6,293	3,737	18,864	14,326
Gain on sales of real estate	(3,288)	(60,681)	(31,298)	(69,866)
Impairments of real estate	—	1,372	—	1,372
Equity income from unconsolidated joint ventures	(10,182)	(20,155)	(49,570)	(64,433)
FFO from unconsolidated joint ventures	22,190	21,785	70,873	74,324
Noncontrolling interests’ and participating securities’ share in earnings	3,485	5,014	16,795	15,903
Noncontrolling interests’ and participating securities’ share in FFO	(6,408)	(5,077)	(23,821)	(20,639)
FFO applicable to common shares	$324,734	346,018	$1,381,634	$1,349,264
Distributions on dilutive convertible units	3,472	3,310	13,799	13,276
Diluted FFO applicable to common shares	$328,206	349,328	$1,395,433	$1,362,540

Diluted FFO per common share	$0.70	$0.76	$3.00	$2.95
Weighted average shares used to calculate diluted FFO per share	465,832	462,620	464,845	461,710

Impact of adjustments to FFO:
Other impairments(3)	$35,913	$—	$35,913	$—
Transaction-related items(4)	4,269	117	(18,856)	6,191
Severance-related charges	—	870	—	27,244
	$40,182	$987	$17,057	$33,435
FFO as adjusted applicable to common shares	$364,916	$347,005	$1,398,691	$1,382,699
Distributions on dilutive convertible units and other	3,388	3,310	13,766	13,220
Diluted FFO as adjusted applicable to common shares	$368,304	$350,315	$1,412,457	$1,395,919
Per common share impact of adjustments on diluted FFO(3) (4)	$0.09	$—	$0.04	$0.07
Diluted FFO as adjusted per common share	$0.79	$0.76	$3.04	$3.02
Weighted average shares used to calculate diluted FFO as adjusted per share	465,832	462,620	464,845	461,710

________________________________________

(1)  We believe Funds From Operations (“FFO”) is an important supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. The term FFO was developed by the REIT industry to address this issue. FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from sales of property, impairments of, or related to, depreciable real estate, plus real estate and direct financing lease (“DFL”) depreciation and amortization, and after adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from ours. FFO as adjusted represents FFO before the impact of impairments (recoveries) of non-depreciable assets, transaction-related items (defined below) and severance-related charges. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income or NAREIT FFO.

(2)   For the quarter and year ended December 31, 2014, other depreciation and amortization includes: (i) $4 million and $16 million, respectively, of DFL depreciation and (ii) $2 million and $3 million, respectively, of lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options of the 153-property amended lease portfolio in the Brookdale Transaction.

(3)   The other impairment charge of $35.9 million, or $0.08 per share, relates to our 9.4% equity ownership interest in HCRMC.

(4)   Transaction-related items include acquisition and pursuit costs (e.g., due diligence and closing) and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. The year ended December 31, 2014, includes the $0.04 per share net benefit from the Brookdale Transaction of $0.08 per share, partially offset by acquisition and pursuit costs of $0.04 per share.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

FFO as adjusted applicable to common shares	$364,916	$347,005	$1,398,691	$1,382,699
Amortization of market lease intangibles, net	(330)	(232)	(949)	(6,646)
Amortization of deferred compensation(2)	5,418	6,147	21,885	23,327
Amortization of deferred financing costs, net	5,138	4,619	19,260	18,541
Straight-line rents	(5,950)	(11,028)	(41,032)	(39,587)
DFL accretion(3)	(19,573)	(20,669)	(77,568)	(86,055)
Other depreciation and amortization	(6,293)	(3,737)	(18,864)	(14,326)
Deferred revenues – tenant improvement related	(633)	(429)	(2,306)	(2,906)
Deferred revenues – additional rents	(831)	(2,487)	422	63
Leasing costs and tenant and capital improvements(4)	(29,962)	(30,593)	(74,464)	(64,557)
Lease restructure payments(5)	5,136	—	9,425	—
Joint venture adjustments – CCRC entrance fees(6)	7,414	—	11,443	—
Joint venture and other FAD adjustments(3)	(19,487)	(11,650)	(67,121)	(52,471)
FAD applicable to common shares	$304,963	$276,946	$1,178,822	$1,158,082

Distributions on dilutive convertible units	3,472	2,174	13,799	13,276

Diluted FAD applicable to common shares	$308,435	$279,120	$1,192,621	$1,171,358

Diluted FAD per common share	$0.66	$0.61	$2.57	$2.54

Weighted average shares used to calculate diluted FAD per common share	465,832	460,761	464,845	461,710

________________________________________

(1)   Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues, effective 2014, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD is: (i) computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements; and (ii) includes lease restructure payments (see note 5) and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees (see note 6). Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to similar metrics (e.g., FAD or AFFO) reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our ability to fund our ongoing dividend payments. In addition, management believes that in order to further understand and analyze our liquidity, FAD should not be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in our consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

(2)   Excludes $16.7 million related to the acceleration of deferred compensation for restricted stock units and options that vested upon termination of our former chief executive officer on October 2, 2013, which is included in severance-related charges for the quarter and year ended December 31, 2013.

(3)   For the quarter and year ended December 31, 2014, DFL accretion reflects an elimination of $15.6 million and $62.4 million, respectively. For the quarter and year ended December 31, 2013, DFL accretion reflects an elimination of $15.5 million and $62.1 million, respectively. Our ownership interest in HCRMC is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCRMC. Further, our share of earnings from HCRMC (equity income) increases for the corresponding elimination of related lease expense recognized at the HCRMC entity level, which we present as a non-cash joint venture FAD adjustment.

(4)   Leasing costs and tenant and capital improvements, net of amounts attributable to noncontrolling interests.

(5)   Over a period of three years from the closing of the Brookdale Transaction, we will receive installment payments valued at $55 million for terminating the leases on the HCP owned 49-property portfolio; we include these installment payments in FAD as the payments are collected.

(6)   Represents our 49% share of non-refundable entrance fees included in FAD as the fees are collected by our CCRC JV.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$199,630	$297,639	$936,591	$985,006
Interest income	(23,341)	(17,548)	(74,491)	(86,159)
Investment management fee income	(469)	(441)	(1,809)	(1,847)
Interest expense	114,987	109,603	439,742	435,252
Depreciation and amortization	116,499	106,140	459,995	423,312
Acquisition and pursuit costs	3,766	117	17,142	6,191
General and administrative	20,141	19,073	82,175	103,042
Gain on sales of real estate, net of income taxes	(3,288)	—	(3,288)	—
Other income, net	(1,778)	(1,184)	(7,528)	(18,216)
Income taxes	(2,590)	2,261	250	5,815
Equity income from unconsolidated joint ventures	(10,182)	(20,155)	(49,570)	(64,433)
Impairment of investment in unconsolidated joint venture	35,913	—	35,913	—
Total discontinued operations	—	(59,489)	(29,746)	(74,373)
NOI	$449,288	$436,016	$1,805,376	$1,713,590
Straight-line rents	(5,950)	(11,028)	(41,032)	(39,587)
DFL accretion	(19,573)	(20,669)	(77,568)	(86,055)
Amortization of market lease intangibles, net	(330)	(232)	(949)	(6,646)
Lease termination fees	(24)	3	(38,816)	(217)
NOI adjustments related to discontinued operations	—	(77)	(11)	(47)
Cash (adjusted) NOI	$423,411	$404,013	$1,647,000	$1,581,038
Non-SPP cash (adjusted) NOI	(26,975)	(20,924)	(106,540)	(89,488)
Same property portfolio cash (adjusted) NOI(2)	$396,436	$383,089	$1,540,460	$1,491,550

Cash (adjusted) NOI % change – SPP(2)	3.5%		3.3%

(1)   We believe Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. We use NOI and cash NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate our same property portfolio (“SPP”). We believe that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it excludes certain components from net income. Further, our NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all of the other financial statement amounts itemized above. Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL accretion, amortization of market lease intangibles and lease termination fees. Cash NOI is oftentimes referred to as “adjusted NOI.”

(2)   SPP statistics allow management to evaluate the performance of our real estate portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2015
	Low	High

Diluted earnings per common share	$1.98	$2.04
Real estate depreciation and amortization	1.04	1.04
Other depreciation and amortization	0.06	0.06
Gain on sales of real estate(2)	(0.01)	(0.01)
Joint venture FFO adjustments	0.07	0.07
Diluted FFO per common share	$3.14	$3.20
Transaction-related items	0.01	0.01
Diluted FFO as adjusted per common share	$3.15	$3.21
Amortization of net market lease intangibles and deferred revenues	(0.01)	(0.01)
Amortization of deferred compensation	0.05	0.05
Amortization of deferred financing costs, net	0.04	0.04
Straight-line rents	(0.06)	(0.06)
DFL accretion(3)	(0.15)	(0.15)
Other depreciation and amortization	(0.06)	(0.06)
Leasing costs and tenant and capital improvements	(0.18)	(0.18)
Lease restructure payments(4)	0.05	0.05
Joint venture adjustments – CCRC entrance fees(5)	0.06	0.06
Joint venture and other FAD adjustments(3)	(0.16)	(0.16)
Diluted FAD per common share	$2.73	$2.79

________________________________________

(1)   Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that our actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)   Reflects the gain on sale related to eight senior housing communities that were sold in January 2015 to Brookdale.

(3)   Our ownership interest in HCRMC is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCRMC. Further, our share of earnings from HCRMC (equity income) increases for the corresponding elimination of related lease expense recognized at the HCRMC entity level, which we present as a non-cash joint venture FAD adjustment.

(4)   Over a period of three years from the closing of the Brookdale Transaction in 2014, we will receive installment payments valued at $55 million for terminating the leases on the HCP owned 49-property portfolio; we include these installment payments in FAD as the payments are collected.

(5)   Represents our 49% share of non-refundable entrance fees included in FAD as they are collected by our CCRC JV.